UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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INTEL CORPORATION

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EXPLANATORY NOTE

Intel Corporation (“Intel”) filed its definitive proxy statement (the “2021 Proxy Statement”) for its 2021 annual stockholders’ meeting on March 30, 2021. On April 26, 2021, an alleged Intel stockholder filed a lawsuit against Intel and its Board of Directors claiming, among other things, that the 2021 Proxy Statement contains language that renders disclosure in the 2021 Proxy Statement “imprecise, confusing and misleading.” The plaintiff seeks, among other things, disclosure of certain information and an award of the plaintiff’s attorneys’ fees and expenses.

Although Intel believes that the stockholder’s claims are without merit and that information addressed in the lawsuit is not material or required under the proxy rules, to avoid unnecessary distraction ahead of the annual stockholders’ meeting, and without admitting any liability or wrongdoing, Intel is voluntarily supplementing the 2021 Proxy Statement with the information provided in this supplement.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE 2021 PROXY STATEMENT.

Supplemental Disclosure

Patrick P. Gelsinger Equity Awards

Patrick P. Gelsinger was named as our new Chief Executive Officer (“CEO”) on January 13, 2021 and was appointed as our new CEO effective February 15, 2021. Because Mr. Gelsinger did not serve as an executive officer of Intel at any time during fiscal year 2020, Mr. Gelsinger is not a “named executive officer” under U.S. Securities and Exchange Commission (“SEC”) rules for fiscal year 2020, and his compensation is not a subject of the advisory vote to approve the executive compensation of our listed officers that will take place at the 2021 annual stockholders’ meeting. However, for informational purposes, we provided a summary of Mr. Gelsinger’s compensation package in the “Compensation Discussion and Analysis” section of the 2021 Proxy Statement.

This summary references the “target value” of several equity awards granted to Mr. Gelsinger. “Target value” in this context is the dollar value that the Compensation Committee approved, based on target levels of achievement of applicable performance goals, when setting Mr. Gelsinger’s equity awards. The “target value” is not the same as the “grant date fair value” of equity awards described in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). As discussed in note 1 to the 2020 Equity Incentives table on page 82 of the 2021 Proxy Statement with respect to other equity awards that were required to be reported in the 2021 Proxy Statement, the target value can differ from the grant date fair value that is reported in the Summary Compensation Table due to a number of factors. Additional information describing the methodology used to convert the target value of Mr. Gelsinger’s equity awards to a number of shares is set forth in the Current Report on Form 8-K filed by Intel on January 14, 2021, which can be found at the accompanying Annex A and is incorporated herein by reference.

Robert H. Swan Equity Awards

Robert H. Swan remained our CEO until February 15, 2021. As described on page 70 of the 2021 Proxy Statement, in connection with his termination of employment without cause when he was retirement eligible under our equity program, Mr. Swan received or is eligible to receive certain benefits under his existing arrangements, and in particular, Mr. Swan received accelerated vesting of his interim CEO RSUs and PSUs, his annual PSUs, and his cash incentive-related PSUs. For most of these PSU awards, Mr. Swan remains eligible to receive a payout based on actual performance of the applicable performance goals at the end of the applicable performance periods. As discussed on pages 70 and 105 of the 2021 Proxy Statement, these performance goals have not changed in connection with Mr. Swan’s termination and are set forth in existing arrangements. Because the awards were not modified and there were no new grants to Mr. Swan in connection with his termination, there was not a new “grant date fair value” determination in connection with Mr. Swan’s termination.

Page 105 of the 2021 Proxy Statement describes the target values of Mr. Swan’s remaining equity awards. These target values are different from the grant date fair value of these awards under ASC Topic 718. The grant date fair value of these awards is set forth in the Summary Compensation Table for the years in which the awards were granted, and the related compensation tables, notes, and narrative in the proxy statements for those years. As stated on page 105 of the 2021 Proxy Statement, the target values of the remaining equity awards as of Mr. Swan’s termination date were derived using the closing Intel stock price on February 12, 2021 ($61.81), because the market was closed on Mr. Swan’s termination date of February 15, 2021.

Accounting Treatment

We treat the expense of equity awards in accordance with U.S. generally accepted accounting principles and ASC Topic 718, including with respect to the reversibility of the expense in the event a “performance condition” or a “market condition” within the meaning of ASC Topic 718 is not achieved. As indicated on page 94 of the 2021 Proxy Statement, compensation expense for awards with a performance condition, or for components of awards with a performance condition, is determined in accordance with ASC Topic 718 and is in part based on if and when the company determines that it is probable that the performance condition will be achieved. All or a portion of such expense may be reversed if it is determined that such achievement is no longer probable, while the probable outcome is not considered, and is not the basis for a reversal of expense, for awards or components of awards with a market condition.

The performance-based equity awards granted to Mr. Gelsinger and described in the “Compensation Discussion and Analysis” section of the 2021 Proxy Statement have only “market conditions” within the meaning of ASC Topic 718.

Of the equity awards granted to Mr. Swan and described on page 105 of the 2021 Proxy Statement, within the meaning of ASC Topic 718: (i) the Annual PSUs and Promotion PSUs have a 50% “performance condition” component and a 50% “market condition” component, (ii) the Annual RSUs and Promotion RSUs have only “service conditions,” (iii) the Strategic Growth Equity Awards have only “market conditions,” and (iv) the Cash Incentive-Related PSUs have only “performance conditions.”

The timing of expense recognition of equity awards differs from when such equity awards are reported under the SEC’s rules for executive compensation disclosure, and the expense recognized differs from the amount and value of equity awards that may actually be realized by Intel’s executive officers, and in some cases differs from the value of equity awards as reported under the SEC’s rules.

The following annex is provided as part of this supplement:

Annex	Description

A	Current Report on Form 8-K filed by Intel on January 14, 2021

Stockholders of record may revoke their proxy at any time before the electronic polls close by submitting a later-dated vote online during the annual meeting, via the Internet, by telephone, by mail, or by delivering instructions to our Corporate Secretary before the annual meeting commences. Beneficial stockholders may revoke any prior voting instructions by contacting the broker, bank, or other nominee that holds their shares or by voting online during the meeting.